As filed with the Securities and Exchange Commission on March 9, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	13-3156768
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Fifth Avenue, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

2010 Stock Option Plan
(Full title of the plan)

Michael P. Buck, Esq.
Secretary and General Counsel
Ark Restaurants Corp.
85 Fifth Avenue, New York, NY 10003
(Name and address of agent for service)

212-206-8800
(Telephone number, including area code, of agent for service)

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

A copy of all communications, including
communications sent to the agent for service
should be sent to:

Elliot H. Lutzker, Esq.
Phillips Nizer LLP
666 Fifth Avenue, 28th Floor
New York, New York 10103-0084
(212) 841-0707

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER SHARES		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, $.01 par value	500,000	(1)(2)	$13.25	(4)	$6,625,000	$472.36

(1)	Represents an aggregate of 500,000 stock options to be granted pursuant to the Ark Restaurants Corp. 2010 Stock Option Plan (the “2010 Plan”).

(2)	Pursuant to Rule 416, includes an indeterminable number of shares of Common Stock which may become issuable pursuant to changes in capital structure provisions of the 2010 Plan.

(3)

Any shares of Common Stock covered by an option granted under the Plan that is forfeited, canceled or expires (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock that may be issued under the Plan.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) based upon the last sale price of the Registrant’s Common Stock, as reported on the Nasdaq Global Market on March 3, 2010.

EXPLANATORY NOTE

          This registration statement on Form S-8 is being filed by Ark Restaurants Corp. (the “Company”) to register 500,000 shares of common stock under the Company’s 2010 Plan.

          This Registration Statement contains two parts. The first part contains information required in the registration statement pursuant to Part I of Form S-8 with respect to shares of our

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common stock issuable upon the exercise of stock options made under the Plan subsequent to the date hereof. The second part contains a “reoffer” prospectus prepared in accordance with the requirements of Part I of Form S-3, which, pursuant to General Instruction C of Form S-8, may be used by certain persons, including officers and directors of the Company who are deemed to be affiliates of the Company, as that term is defined in Rule 405 under the Securities Act, as well as by non-affiliate assignees holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of shares of common stock of the Company received by such persons pursuant to the exercise of options granted under the 2010 Plan, which 500,000 shares are being registered herein. No options have been granted to date under the Plan.

          This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

          We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act. We are registering 500,000 Shares pursuant to our 2010 Plan. The purpose of our 2010 Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining employees, corporate officers and directors employed or retained by the Company and its subsidiaries and affiliates.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

          The document containing the information specified in this Part I of this Form S-8 registration statement has been or will be sent or given to participants in the 2010 Stock Option Plan (the “2010 Plan”), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          This registration statement relates to a maximum of 500,000 shares of our common stock issuable pursuant to our 2010 Plan (the “Shares”).

Item 2.	Registrant Information and Employee Plan Annual Information

          The documents incorporated by reference into this prospectus pursuant to Item 3 of Part II hereof are available without charge, upon written or oral request. The documents containing the information specified in this Item 2 will be sent or given to employees, officers or directors

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upon written or oral request, as specified by Rule 428(b) under the Securities Act. All requests shall be directed to Corporate Secretary, Ark Restaurants Corp., 85 Fifth Avenue, New York, NY 10003; (tel) 212-206-8800. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

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REOFFER PROSPECTUS

ARK RESTAURANTS CORP.

500,000 SHARES OF COMMON STOCK

          This prospectus relates to the reoffer and resale of 500,000 shares of common stock, par value $0.01 per share, of Ark Restaurants Corp., a New York corporation (“Ark,” the “Company,” “we,” “us,” or “our”), that have been or will be acquired by certain persons (collectively referred to as the “selling securityholders”), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of shares of common stock of the Company received by such persons pursuant to the exercise of options to be granted under our 2010 Stock Option Plan (the “2010 Plan”).

          The shares offered herby consist of 500,000 shares issuable under the 2010 Plan.

          Our common stock is quoted on the Nasdaq Global Market under the symbol “ARKR.” On March 8, 2010, the last reported sale price of our common stock on the NASDAQ Global Market was $13.50 per share.

          The shares covered by this prospectus may be offered and sold from time to time directly by the selling securityholders of shares issued upon the exercise of the options granted pursuant to the 2010 Plan or through brokers on the Nasdaq Global Market, or otherwise, at the prices prevailing at the time of such sales. The net proceeds to the selling securityholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. We will pay all expenses of preparing and reproducing this prospectus, but will not receive any of the proceeds from sales by any of the selling securityholders, but we will receive the exercise price upon exercise of the stock options. The selling securityholders and any broker-dealers, agents, or underwriters through whom the shares are sold, may be deemed “underwriters” within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See “Plan of Distribution.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED HEREBY INVOLVE A SUBSTANTIAL DEGREE OF RISK. SEE “RISK FACTORS” beginning on page 6 of this prospectus.

The date of this prospectus is March 9, 2010

          No person is authorized to give any information or to make any representations other than those contained in this prospectus in connection with any offer to sell or sale of the securities to which this prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the deliver of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents.

AVAILABLE INFORMATION

          We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any such reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and the Internet web site maintained by the SEC at http://www.sec.gov. In addition, our common stock is quoted on the Nasdaq Global Market. Accordingly, our reports, statements and other information may be inspected at the offices of the Financial Industry Regulatory Authority, Inc. (“FINRA), 1735 K Street, N.W., Washington, D.C. 20006.

          The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC are incorporated by reference in this prospectus:

(1)	Ark’s Proxy Statement filed with the SEC on February 1, 2010.

(2)	Ark’s Annual Report on Form 10-K for the year ended October 3, 2009, filed with the SEC on January 4, 2010.

(3)	Ark’s Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2010, filed with the SEC on February 16, 2010.

(4)	The description of our common stock contained in Ark’s Registration Statement on Form S-18 (No. 33-00964).

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Ark Restaurants Corp., 85 Fifth Avenue, New York, New York 10003-3019, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at 212-206-8800.

          Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

FORWARD-LOOKING STATEMENTS

          Certain statements included or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual financial or operating results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and our most recent results. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “may”, “will”, potential”, “opportunity”, “believes”, “belief”, “expects”, “intends”, “estimates”, “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our reports and registration statements filed with the SEC.

SUMMARY INFORMATION

          The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. Each prospective investor is urged to read this prospectus and the documents incorporated herein by reference in their entirety. Investment in the securities offered hereby involves a high degree of risk. See “Risk Factors.”

          We are a New York corporation formed in 1983. As of the fiscal year ended October 3, 2009, we owned and/or operated 20 restaurants and bars, 30 fast food concepts and catering operations through our subsidiaries. Initially our facilities were located only in New York City. As of the fiscal year ended October 3, 2009, seven of our restaurant and bar facilities are located in New York City, four are located in Washington, D.C., five are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in

Ledyard, Connecticut and one is located in the Faneuil Hall Marketplace in Boston, Massachusetts.

          In addition to the shift from a Manhattan-based operation to a multi-city operation, the nature of the facilities operated by us has shifted from smaller, neighborhood restaurants to larger, destination restaurants intended to benefit from high patron traffic attributable to the uniqueness of the restaurant’s location. Most of our restaurants which are in operation and which have been opened in recent years are of the latter description. As of the fiscal year ended October 3, 2009, these include the restaurant operations at the 12 fast food facilities in Tampa, Florida and Hollywood, Florida, respectively (2004); the Gallagher’s Steakhouse and Gallagher’s Burger Bar in the Resorts Atlantic City Hotel and Casino in Atlantic City, New Jersey (2005); The Grill at Two Trees at the Foxwoods Resort Casino in Ledyard, Connecticut (2006); Durgin Park Restaurant and the Black Horse Tavern in the Faneuil Hall Marketplace in Boston, Massachusetts (2007); Yolos, at the Planet Hollywood Resort and Casino (formerly known as the Aladdin Resort and Casino) in Las Vegas, Nevada (2007); five fast food facilities at MGM Grand Casino at the Foxwoods Resort Casino in Ledyard, Connecticut (2008); and Robert at the Museum of Arts & Design at Columbus Circle in Manhattan (2009).

          The names and themes of each of our restaurants are different except for our two America restaurants, two Sequoia restaurants, two Gonzalez y Gonzalez restaurants and two Gallagher’s Steakhouse restaurants. The menus in our restaurants are extensive, offering a wide variety of high quality foods at generally moderate prices. The atmosphere at many of the restaurants is lively and extremely casual. Most of the restaurants have separate bar areas. A majority of our net sales are derived from dinner as opposed to lunch service. Most of the restaurants are open seven days a week and most serve lunch as well as dinner.

          While decor differs from restaurant to restaurant, interiors are marked by distinctive architectural and design elements which often incorporate dramatic interior open spaces and extensive glass exteriors. The wall treatments, lighting and decorations are typically vivid, unusual and, in some cases, highly theatrical.

          In this prospectus we refer to Ark Restaurants Corp. as “Ark”, the “Company”, “we”, “us” or “our”. Our executive offices are located at 85 Fifth Avenue, New York, New York 10003 and our telephone number is (212)-206-8800. The information on our website does not constitute part of this prospectus.

THE OFFERING

          This reoffer prospectus relates to the reoffer and resale of an aggregate of 500,000 shares of our common stock, par value $0.01 per share, by certain selling securityholders, including our officers and directors, who are deemed to be affiliates of the Company, that are issuable upon the exercise of options to be granted pursuant to our 2010 Plan. We will not receive any proceeds from the sale of the shares sold by the selling securityholders, but we will receive the exercise price upon exercise of the stock options.

          If subsequent to the date of this reoffer prospectus, we grant any awards under the 2010 Plan to any persons who are affiliates of the Company, we would supplement this reoffer prospectus with the names of such affiliates and the amount(s) of shares to be reoffered by them as selling securityholders.

RISK FACTORS

          This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain uncertainties set forth below and elsewhere in this prospectus. An investment in the shares is highly speculative and involves a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, in connection with an investment in the shares offered hereby.

Risks Related To Our Business

The recent disruptions in the overall economy and the financial markets may adversely impact our business.

          The restaurant industry has been affected by current economic factors, including the deterioration of national, regional and local economic conditions, declines in employment levels, and shifts in consumer spending patterns. The recent disruptions in the overall economy and volatility in the financial markets have reduced, and may continue to reduce, consumer confidence in the economy, negatively affecting consumer restaurant spending, which could be harmful to our financial position and results of operations. As a result, decreased cash flow generated from our business may adversely affect our financial position and our ability to fund our operations. In addition, macro economic disruptions, as well as the restructuring of various commercial and investment banking organizations, could adversely affect our ability to access the credit markets. The disruption in the credit markets may also adversely affect the availability of financing for our expansions and operations, and could impact our vendors’ ability to meet supply requirements. There can be no assurance that government responses to the disruptions in the financial markets will restore consumer confidence, stabilize the markets, or increase liquidity and the availability of credit.

Failure of our restaurants to achieve expected results could have a negative impact on our revenues and performance results.

          Performance results currently achieved by our restaurants may not be indicative of longer term performance or the potential market acceptance of restaurants in new locations. We cannot be assured that new restaurants that we open will have similar operating results as existing restaurants. New restaurants take several months to reach expected operating levels due to inefficiencies typically associated with new restaurants, including lack of market awareness, inability to hire sufficient staff and other factors. The failure of our existing or new restaurants to perform as predicted could negatively impact our revenues and results of operations.

Our unfamiliarity with new markets may present risks, which could have a material adverse effect on our future growth and profitability.

          Due to higher operating costs caused by temporary inefficiencies typically associated with expanding into new regions and opening new restaurants, such as lack of market awareness and acceptance and limited availability of experienced staff, continued expansion may result in an increase in our operating costs. New markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our restaurants in these new markets to be less successful than our restaurants in our existing markets. We cannot assure you that restaurants in new markets will be successful.

          Our ability to open new restaurants efficiently is subject to a number of factors beyond our control, including:

—	Selection and availability of suitable restaurant sites;

—	Negotiation of acceptable lease or purchase terms for such sites;

—	Negotiation of reasonable construction contracts and adequate supervision of construction;

—	Our ability to secure required governmental permits and approvals for both construction and operation;

—	Availability of adequate capital;

—	General economic conditions; and

—	Adverse weather conditions.

          We may not be successful in addressing these factors, which could adversely affect our ability to open new restaurants on a timely basis, or at all. Delays in opening or failures to open new restaurants could cause our business, results of operations and financial condition to suffer.

Terrorism and war may have material adverse effect on our business.

          Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war in the United States or abroad, may affect the markets in which we operate and our business, results of operations and financial conditions. The potential near-term and long-term effects these events may have on our business operations, our customers, the markets in which we operate and the economy is uncertain. Because the consequences of any terrorist attacks, or any armed conflicts, are unpredictable, we may not be able to foresee events that could have an adverse effect on our markets or our business.

Increases in the minimum wage may have a material adverse effect on our business and financial results.

          Many of our employees are subject to various minimum wage requirements. Many of our restaurants are located in states where the minimum wage was recently increased. There likely will be additional increases implemented in jurisdictions in which we operate or seek to operate.

These minimum wage increases may have a material adverse effect on our business, financial condition, results of operations or cash flows.

Future changes in financial accounting standards may cause adverse unexpected operating results and affect our reported results of operations.

          Changes in accounting standards can have a significant effect on our reported results and may affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of pronouncements have occurred and may occur in the future.

          Changes to existing rules or differing interpretations with respect to our current practices may adversely affect our reported financial results.

Rising insurance costs could negatively impact profitability.

          The cost of insurance (workers compensation insurance, general liability insurance, property insurance, health insurance and directors and officers liability insurance) has risen significantly over the past few years and is expected to continue to increase. These increases, as well as potential state legislation requirements for employers to provide health insurance to employees, could have a negative impact on our profitability if we are not able to negate the effect of such increases with plan modifications and cost control measures or by continuing to improve our operating efficiencies.

Compliance with existing and new regulations of corporate governance and public disclosure may result in additional expenses.

          Compliance with changing laws, regulations and standards relating to corporate governance and public disclosure, including The Sarbanes-Oxley Act of 2002, new SEC regulations and NASDAQ Stock Market rules, has required an increased amount of management attention and external resources. We are committed to maintaining high standards of corporate governance and public disclosure. This investment required to comply with these changing regulations may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Intense competition in the restaurant industry could prevent us from increasing or sustaining our revenues and profitability.

          The restaurant industry is intensely competitive with respect to food quality, price-value relationships, ambiance, service and location, and many restaurants compete with us at each of our locations. There are a number of well-established competitors with substantially greater financial, marketing, personnel and other resources than ours, and many of our competitors are well established in the markets where we have restaurants, or in which we intend to locate restaurants. Additionally, other companies may develop restaurants that operate with similar concepts.

          Any inability to successfully compete with the other restaurants in our markets will prevent us from increasing or sustaining our revenues and profitability and result in a material adverse effect on our business, financial condition, results of operations or cash flows. We may also need to modify or refine elements of our restaurant system to evolve our concepts in order to compete with popular new restaurant formats or concepts that may develop in the future. We cannot assure you that we will be successful in implementing these modifications or that these modifications will not reduce our profitability.

Our profitability is dependent in large measure on food, beverage and supply costs which are not within our control.

          Our profitability is dependent in large measure on our ability to anticipate and react to changes in food, beverage and supply costs. Various factors beyond our control, including climatic changes and government regulations, may affect food and beverage costs. Specifically, our dependence on frequent, timely deliveries of fresh beef, poultry, seafood and produce subjects us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions, which could adversely affect the availability and cost of any such items. We cannot assure you that we will be able to anticipate or react to increasing food and supply costs in the future. The failure to react to these increases could materially and adversely affect our business, results of operations and financial condition.

The restaurant industry is affected by changes in consumer preferences and discretionary spending patterns that could result in a reduction in our revenues.

          Consumer preferences could be affected by health concerns or by specific events such as the outbreak of or scare caused by “mad cow disease”, the popularity of the Atkins diet and the South Beach diet and changes in consumer preferences, such as “carb consciousness”. If we were to have to modify our restaurants’ menus, we may lose customers who would be less satisfied with a modified menu, and we may not be able to attract a new customer base to generate the necessary revenues to maintain our income from restaurant operations. A change in our menus may also result in us having different competitors. We may not be able to successfully compete against established competitors in the general restaurant market. Our success also depends on various factors affecting discretionary consumer spending, including economic conditions, disposable consumer income, consumer confidence and the United States participation in military activities. Adverse changes in these factors could reduce our customer base and spending patterns, either of which could reduce our revenues and results of operations.

Our geographic concentrations could have a material adverse effect on our business, results of operations and financial condition.

          We currently operate in seven regions, New York City, Washington, D.C., Las Vegas, Nevada, Tampa and Hollywood, Florida, Atlantic City, New Jersey, Ledyard, Connecticut, and Boston, Massachusetts. Our Las Vegas, Florida, Atlantic City, and Connecticut operations are all located in casinos. As a result, we are particularly susceptible to adverse trends and economic conditions in these markets, including its labor market, and the casino market in general, which could have a negative impact on our profitability as a whole. In addition, given our geographic concentration, negative publicity regarding any of our restaurants could have a material adverse effect on our business, results of operations and financial condition, as could other regional occurrences such as acts of terrorism, local strikes, natural disasters or changes in laws or regulations.

Our operating results may fluctuate significantly due to seasonality and other factors beyond our control.

          Our business is subject to seasonal fluctuations, which may vary greatly depending upon the region of the United States in which a particular restaurant is located. In addition to seasonality, our quarterly and annual operating results and comparable unit sales may fluctuate significantly as a result of a variety of factors, including:

—	The amount of sales contributed by new and existing restaurants;

—	The timing of new openings;

—	Increases in the cost of key food or beverage products;

—	Labor costs for our personnel;

—	Our ability to achieve and sustain profitability on a quarterly or annual basis;

—	Adverse weather;

—	Consumer confidence and changes in consumer preferences;

—	Health concerns, including adverse publicity concerning food-related illness;

—	The level of competition from existing or new competitors;

—	Economic conditions generally and in each of the market in which we are located; and

—	Acceptance of a new or modified concept in each of the new markets in which we could be located.

          These fluctuations make it difficult for us to predict and address in a timely manner factors that may have a negative impact on our business, results of operations and financial condition.

Any expansion may strain our infrastructure, which could slow restaurant development.

          Any expansion may place a strain on our management systems, financial controls, and information systems. To manage growth effectively, we must maintain the high level of quality and service at our existing and future restaurants. We must also continue to enhance our operational, information, financial and management systems and locate, hire, train and retain qualified personnel, particularly restaurant managers. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that any expansion will impose on management and those systems and controls. If we are not able to effectively manage any one or more of these or other aspects of expansion, our business, results of operations and financial condition could be materially adversely affected.

Our inability to retain key personnel could negatively impact our business.

          Our success will continue to be highly dependent on our key operating officers and employees. We must continue to attract, retain and motivate a sufficient number of qualified management and operating personnel, including general managers and chefs. The ability of these key personnel to maintain consistency in the quality and atmosphere of our restaurants is a critical factor in our success. Any failure to do so may harm our reputation and result in a loss of business.

We could face labor shortages, increased labor costs and other adverse effects of varying labor conditions.

          The development and success of our restaurants depend, in large part, on the efforts, abilities, experience and reputations of the general managers and chefs at such restaurants. In addition, our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and wait staff. Qualified individuals needed to fill these positions are in short supply and the inability to recruit and retain such individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants. A significant delay in finding qualified employees or high turnover of existing employees could materially and adversely affect our business, results of operations and financial condition. Also, competition for qualified employees could require us to pay higher wages to attract sufficient qualified employees, which could result in higher, labor costs. In addition, increases in the minimum hourly wage, employment tax rates and levies, related benefits costs, including health insurance, and similar matters over which we have no control may increase our operating costs.

Unanticipated costs or delays in the development or construction of future restaurants could prevent our timely and cost-effective opening of new restaurants.

          We depend on contractors and real estate developers to construct our restaurants on a timely and cost effective basis. Many factors may adversely affect the cost and time associated with the development and construction of our restaurants, including:

—	Labor disputes;

—	Shortages of materials or skilled labor;

—	Adverse weather conditions;

—	Unforeseen engineering problems;

—	Environmental problems;

—	Construction or zoning problems;

—	Local government regulations;

—	Modifications in design; and

—	Other unanticipated increases in costs.

          Any of these factors could give rise to delays or cost overruns, which may prevent us from developing additional restaurants within our anticipated budgets or time periods or at all. Any such failure could cause our business, results of operations and financial condition to suffer.

We may not be able to obtain and maintain necessary federal, state and local permits which could delay or prevent the opening of future restaurants.

          Our business is subject to extensive federal, state and local government regulations, including regulations relating to:

—	Alcoholic beverage control;

—	The purchase, preparation and sale of food;

—	Public health and safety;

—	Sanitation, building, zoning and fire codes; and

—	Employment and related tax matters.

          All of these regulations impact not only our current operations but also our ability to open future restaurants. We will be required to comply with applicable state and local regulations in new locations into which we expand. Any difficulties, delays or failures in obtaining licenses, permits or approvals in such new locations could delay or prevent the opening of a restaurant in a particular area or reduce operations at an existing location, either of which would materially and adversely affect our business, results of operations and financial condition.

The restaurant industry is affected by litigation and publicity concerning food quality, health and other issues, which can cause guests to avoid our restaurants and result in liabilities.

          Health concerns, including adverse publicity concerning food-related illness, although not specifically related to our restaurants, could cause guests to avoid our restaurants, which would have a negative impact on our sales. We may also be the subject of complaints or litigation from guests alleging food-related illness, injuries suffered on the premises or other food quality, health or operational concerns. A lawsuit or claim could result in an adverse decision against us that could have a material adverse effect on our business and results of operations. We may also be subject to litigation which, regardless of the outcome, could result in adverse publicity. Adverse publicity resulting from such allegations may materially adversely affect us and our restaurants, regardless of whether such allegations are true or whether we are ultimately held liable. Such litigation, adverse publicity or damages could have a material adverse effect on our competitive position, business, results of operations and financial condition and results of operations.

Many of our operations are located in casinos and much of our success will be dependent on the success of those casinos.

          The success of the business of our restaurants located in Las Vegas, Nevada, Atlantic City, New Jersey, Tampa and Hollywood, Florida, and Ledyard, Connecticut will be substantially dependent on the success of the casinos in which the company operates in these locations to attract customers for themselves and for our restaurants. The successful operation of the casinos in these locations is subject to various risks and uncertainties including:

—	The risk associated with governmental approvals of gaming;

—	The risk of a change in laws regulating gaming operations;

—	Operating in a limited market;

—	Competitive risks relating to casino operations; and

—	Risks of terrorism and war.

Risks Related To Our Common Stock

The fact that a relatively small number of investors hold our publicly traded common stock could cause our stock price to fluctuate.

          The market price of our common stock could fluctuate as a result of sales by our existing stockholders of a large number of shares of our common stock in the market or the perception that such sales could occur. A large number of shares of our common stock is concentrated in the hands of a small number of individual and institutional investors and is thinly traded. An attempt to sell by a large holder could adversely affect the price of our stock.

Ownership of a substantial majority of our outstanding common stock by a limited number of stockholders will limit your ability to influence corporate matters.

          A substantial majority of our capital stock is held by a limited number of stockholders. Accordingly, such stockholders will likely have a strong influence on major decisions of corporate policy, and the outcome of any major transaction or other matters submitted to our stockholders or board of directors, including potential mergers or acquisitions, and amendments to our Amended and Restated Certificate of Incorporation. Stockholders other than these principal stockholders are therefore likely to have little influence on decisions regarding such matters.

The price of our common stock may fluctuate significantly.

          The price at which our common stock will trade may fluctuate significantly. The stock market has from time to time experienced significant price and volume fluctuations. The trading price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

—	Fluctuations in quarterly or annual results of operations;

—	Changes in published earnings estimates by analysts and whether our actual earnings meet or exceed such estimates;

—	Additions or departures of key personnel; and

—	Changes in overall stock market conditions, including the stock prices of other restaurant companies.

          In the past, companies that have experienced extreme fluctuations in the market price of their stock have been the subject of securities class action litigation. If we were to be subject to such litigation, it could result in substantial costs and a diversion of our management’s attention and resources, which may have a material adverse effect on our business, results of operations, and financial condition.

We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly.

          We follow generally accepted accounting principles for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

USE OF PROCEEDS

          We will not receive any proceeds from the sale of the shares of common stock by the selling securityholders. All such proceeds will be received by the selling securityholders. However, we expect to use the proceeds from the exercise of the options for working capital and other general corporate purposes.

SELLING SECURITYHOLDERS

          The shares offered by this prospectus are being registered for reoffers and resales by the selling securityholders, who may acquire such shares pursuant to the exercise of options granted under the 2010 Plan. All of the shares of our common stock registered for sale under this reoffer prospectus will be owned, prior to the offer and sale of such shares, by certain of our employees, directors, and executive officers listed below (the “ selling securityholders”). We are registering the shares of our common stock covered by this reoffer prospectus for the selling securityholders. As used in this reoffer prospectus, “selling securityholders” includes the pledges, donees, transferees or others who may later hold the selling securityholders’ interests. The selling securityholders named below may resell all, a portion or none of such shares from time to time. In addition, certain non-affiliates of the Company, not named in the following table, who hold less than the lesser of 1,000 shares or 1% of the shares issuable under a Plan may also use this prospectus to sell up to that amount of shares acquired by them pursuant to the exercise of options or other stock awards granted to them under the Plans.

          The following table sets forth, with respect to each selling securityholder, based upon information available to us as of March 4, 2010, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus; the maximum number of shares to be sold; and the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus.

SELLING SECURITYHOLDER	SHARES OWNED PRIOR TO THE SALE (1)		PERCENTAGE OF SHARES OWNED PRIOR TO THE SALE	SHARES REGISTERED

Michael Weinstein, Chairman of the Board and CEO	1,095,270	(2)	31.38%	-0-
Bruce R. Lewin, Director	287,931	(3)(6)	8.25%	-0-
Vincent Pascal, Senior Vice President	59,608	(4)	1.71%	-0-
Robert Towers, President, COO and Treasurer	34,800	(4)(5)	Less than 1%	-0-
Paul Gordon, Senior Vice President	31,500	(4)	Less than 1%	-0-
Steven Shulman, Director	13,050	(6)	Less than 1%	-0-
Marcia Allen, Director	3,750	(6)	Less than 1%	-0-
Robert Stewart, CFO	26,800	(4)	Less than 1%	-0-
Arthur Stainman, Director	56,400	(6)(7)	Less than 1%	-0-
Steven Novick, Director	3,750	(6)	Less than 1%	-0-
All directors and officers as a group (nine persons)	1,612,859	(8)	46.22%	-0-

(1)

Based on 3,489,845 shares of common stock issued and outstanding as of March 4, 2010. Except to the extent otherwise indicated, to the best of the Company’s knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2)

Includes 15,371 shares owned by The Weinstein Foundation, a private foundation of which Mr. Weinstein acts as trustee and as to which shares Mr. Weinstein has shared investment and shared voting power, an aggregate of 2,400 shares owned by Mr. Weinstein’s minor children and 31,250 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(3)	Includes 1,500 shares owned by Mr. Lewin in his Individual Retirement Account (“IRA”).

(4)	Includes 25,000 shares issuable pursuant to stock options exercisable within 60 days after the date of this Prospectus.

(5)	Includes 900 shares owned by Mr. Tower’s spouse in his IRA.

(6)	Includes 3,750 shares issuable pursuant to stock options exercisable within 60 days after the date of this Prospectus.

(footnotes continued on following page)

(7)

Includes 26,150 shares owned by Mr. Stainman’s spouse and 8,400 shares held by investment advisory clients of First Manhattan Co. (“FMC”), as to which FMC and Mr. Stainman, in his capacity as Managing Member of First Manhattan LLC, the sole general partner of FMC, share dispositive and voting power.

(8)	Includes 150,000 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

PLAN OF DISTRIBUTION

          We are registering the shares on behalf of the selling securityholders to permit the resale of these shares by these stockholders from time to time after the date of this prospectus.

          The selling securityholders and any of their pledges, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	To cover short sales made after the date that this registration statement is declared effective by the SEC;

•	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	A combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

          Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

          The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

          Upon our being notified by a selling securityholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling securityholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

          In addition to any such number of shares sold hereunder, a selling stockholder may, at the same time, sell any share of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

          There is no assurance that any of the selling stockholders will sell any or all of the shares offered by this prospectus.

          In addition, upon us being notified in writing by a selling securityholders that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

          The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

          The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling securityholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling securityholder’s business and, at the time of its purchase of such securities such selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

          We have advised each selling securityholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling securityholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling securityholders in connection with resales of their respective shares under this registration statement.

          We are required to pay all fees and expenses incident to the registration of the shares, other than commissions and discounts of underwriters, dealers or agents, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

          There is no assurance that any of the selling securityholders will sell any or all of the shares offered by this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

          The following summary of the terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of New York law, our Certificate of Incorporation and our By-Laws.

          As set forth in our Certificate of Incorporation, as amended, our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.01 per share.

          The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock are entitled to receive ratably such dividends as are declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock have the right to a ratable portion of assets remaining after payment of liabilities. The holders of our common stock have no preemptive rights or rights to convert their common stock into any other securities and are not subject to future calls or assessments by Ark. All issued and outstanding shares of our common stock are fully paid and non-assessable.

INTEREST OF NAMED EXPERTS AND COUNSEL.

          There are no interests of named experts and counsel.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the SEC has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

EXEMPTION FROM REGISTRATION CLAIMED

          No options or shares of Common Stock have been issued under the 2010 Plan.

MATERIAL CHANGES

          There have been no material changes in the Company’s affairs since the end of the latest fiscal year that have not been disclosed in a previously filed report.

LEGAL MATTERS

          The validity of the shares of our common stock being offered for sale pursuant to this Prospectus has been passed upon for us by Phillips Nizer LLP, 666 Fifth Avenue, New York, NY 10103.

EXPERTS

          The consolidated financial statements incorporated in this Prospectus and in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended October 3, 2009 have been so incorporated in reliance on the report of J.H. Cohn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

          PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission (the “SEC”) by Ark Restaurants Corp., a New York corporation (the “Registrant”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(1)	Registrant’s Proxy Statement filed with the SEC on February 1, 2010.

(2)	Registrant’s Annual Report on Form 10-K for the year ended October 3, 2009, filed with the SEC on January 4, 2010.

(3)	Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2010, filed with the SEC on February 16, 2010.

(4)	The description of our Common Stock contained in Registrant’s Registration Statement on Form S-18 (No. 33-00964).

          All documents subsequently filed by the Registrant after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

(A) The registrant’s authority to indemnify its officers and directors is governed by the provisions of Sections 721 through 726 of the Business Corporation Law of the State of New York (the “BCL”), by the Certificate of Incorporation of the registrant, and by the registrant’s By-laws.

(B) The Certificate of Incorporation of the registrant provides as follows:

The personal liability of the directors of the Corporation to the Corporation or its shareholders for damages for any breach of duty as a director is hereby eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York as the same may be amended and supplemented. The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any indemnified person may be entitled under any by-laws, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such person.

(C) Article V, Section 4 of the registrant’s By-Laws provides as follows:

The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law as amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law.

The Corporation may enter into indemnification agreements with any officers, directors or other persons whom it shall have power to indemnify, when and as determined by the Board of Directors.

(D) The Board of Directors of the registrant authorized the registrant to enter into indemnity agreements with officers and directors of the registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the registrant has entered into indemnity agreements with each of its directors and certain of its officers.

The indemnity agreements obligate the registrant to provide the maximum protection allowed under the BCL. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

1. The indemnity agreements establish the presumption that the officer or director has met the standard of conduct required for indemnification, as prescribed under the BCL. Indemnification will be made unless the Board of Directors, independent legal counsel or the stockholders of the registrant determines that the applicable standard of conduct has not been met.

2. The indemnity agreements provide that litigation expenses shall be paid promptly by the registrant as they are incurred or shall be advanced on behalf of the officer or director as may be appropriate against delivery of invoices therefor in advance of indemnification, provided that if it is ultimately determined that such officer or director is not entitled to indemnification for such expenses he or she shall promptly repay such amounts to the registrant.

3. In the event of a determination by the Board of Directors, independent legal counsel or the stockholders of the registrant that an officer or director did not meet the standard of conduct required for indemnification, the indemnity agreements allow such officer or director to contest this determination by petitioning a court to make an independent determination of whether such officer or director is entitled to indemnification under the indemnity agreements.

4. The indemnity agreements explicitly provide for partial indemnification of costs and expenses in the event that an officer or director is not entitled to full indemnification under the terms of the indemnity agreements.

5. The indemnity agreements cannot be unilaterally modified or amended by the registrant, the Board of Directors or the stockholders of the registrant.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

          Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

4.1	2010 Stock Option Plan

4.2	Form of Incentive Stock Option Agreement

4.3	Form of Non-statutory Stock Option Agreement

5.1	Opinion of Phillips Nizer LLP

23.1	Consent of Phillips Nizer LLP

23.2	Consent of J.H. Cohn, LLP

24.1	Power of attorney of officers and directors of the Registrant (included in page II-6)

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be file( pursuant to Rule 424 (§230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 8, 2010.

ARK RESTAURANTS CORP.

By:	/s/ Michael Weinstein

	By:	Michael Weinstein
	Title:	Chairman of the Board and Chief
Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Weinstein and Michael P. Buck, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Weinstein	Chairman of the Board and Chief
	Executive Officer	March 8, 2010
Michael Weinstein

/s/ Robert Towers	President, Treasurer, Chief Operating
	Officer and Director	March 8, 2010
Robert Towers

/s/ Vincent Pascal
	Senior Vice President and Director	March 8, 2010
Vincent Pascal

/s/ Paul Gordon
	Senior Vice President and Director	March 8, 2010
Paul Gordon

/s/ Robert Stewart
	Chief Financial Officer	March 8, 2010
Robert Stewart

/s/ Marcia Allen
	Director	March 8, 2010
Marcia Allen

/s/ Steven Shulman
	Director	March 8, 2010
Steven Shulman

/s/ Bruce R. Lewin
	Director	March 8, 2010
Bruce R. Lewin

/s/ Arthur Stainman
	Director	March 8, 2010
Arthur Stainman

/s/ Stephen Novick
	Director	March 8, 2010
Stephen Novick

ARK RESTAURANTS CORP.

REGISTRATION STATEMENT ON FORM S-8,

EXHIBIT INDEX

Exhibit Number	Description

4.1	2010 Stock Option Plan

4.2	Form of Incentive Stock Option Agreement

4.3	Form of Non-statutory Stock Option Agreement

5.1	Opinion of Phillips Nizer LLP

23.1	Consent of Phillips Nizer LLP

23.2	Consent of J.H. Cohn, LLP

24.1	Power of attorney of officers and directors of the Registrant (included in signature page II-6)